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                                        MAGNA
                                 [LOGO] GROUP, INC.



                  MAGNA EXECUTIVE INCENTIVE COMPENSATION PLAN
                                   (MEICP)

                                    1996




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1.   PURPOSE OF THE PLAN
     -------------------

     The purpose of the Magna Executive Incentive Compensation Plan (MEICP) is to maximize the efficiency and effectiveness of Magna Group, Inc. operations by providing significant, incentive compensation opportunities to certain key executives. The Plan is intended to:

     / /  Attract, retain and motivate key executives;
     / /  Link compensation to performance;
     / / Shift part of future compensation expense from fixed to variable; and / / Reinforce Company and Subsidiary objectives.

     This Plan is designed to provide significant incentive compensation opportunities and presumes a market competitive base salary program. Incentive Awards made under the Plan are in addition to Base Salary and Base Salary adjustments awarded to maintain market competitiveness.

2.   DEFINITIONS, GENDER AND NUMBER
     ------------------------------

     2.1   Definitions
           -----------

     Whenever used herein, the following terms shall have their respective meanings set forth below:

     A. "BOARD" means the Board of Directors of Magna Group, Inc. or any Committee thereof as designated by the Board.

     B. "CHIEF EXECUTIVE OFFICER" or "CEO" means the Chief Executive Officer of Magna Group, Inc.

     C.    "COMPANY" means the Magna Group, Inc.

     D. "EARNINGS PER SHARE (EPS)" means primary earnings available to common shareholders, after deducting preferred stock dividend requirements, divided by the average number of common share and common share equivalents outstanding.

     E. "INCENTIVE AWARD" is the cash bonus, expressed as a percentage of Base Salary, received by Participants in this Plan when expected performance results are attained. Awards shall be calculated as provided in Paragraph 7 of the Plan.

     F. "NET INCOME" is the final, bottom line profit from all sources, after taxes and all adjustments, during the period.


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     G.    "PARTICIPANT" means an executive of Magna Group, Inc. or one of the Subsidiary organizations who is eligible to participate in the Plan.

     H. "PERFORMANCE PERCENTAGE" means the percentage of each Participant's portion of the total award to be received from performance of the Company and the Individual. The Performance Percentage is assigned to each Participant by the CEO and approved by the Board prior to the beginning of each Plan Year.

     I. "PLAN" means this Magna Executive Incentive Compensation Plan, as amended periodically by the Board.

     J. "RESPONSIBILITY FACTOR PERCENTAGE" is an assigned responsibility factor expressed as a percentage to represent a Participant's level of responsibility. The Responsibility Factor Percentage is assigned to each Participant by the CEO and approved by the Board prior to the beginning of each Plan Year.

     K. "BASE SALARY" means the base rate of compensation paid to a Participant by the Company for the year and excludes all other forms of compensation such as benefits, pension contributions and other cash payments.

     L.    "SUBSIDIARY" means a wholly-owned subsidiary entity of Magna
           Group, Inc.

     M.    "YEAR" or "PLAN YEAR" means the Company's fiscal year.

2.2  Gender and Number
     -----------------

     Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan, shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

3.   ADMINISTRATION
     --------------

     The Plan is administered by the Board. The Board has the sole authority to:

     / /  Approve Plan Participants.

     / /  Approve Participant Incentive Awards as determined under the Plan.

     / /  Approve the Responsibility Factor Percentage for each Participant.

     / /  Approve the projected Company and Subsidiary performance levels.

     / /  Approve the Entity Designation Percentage for each Participant.


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     The Board also has the sole authority to make any decisions to administer the Plan or otherwise operate the Plan, establish any rules or regulations relating to the Plan and to make any other determinations necessary to administer the Plan. All modifications or amendments to the Plan shall be approved by the Board. All actions, determinations and decisions made by the Board will be final, conclusive and binding upon all parties concerned.

     Any action or recommendation by the Board will be based on a majority of those members verbally expressing their vote at a meeting, or in writing without a meeting. Any officer may not participate in any way in any decisions affecting his personal Incentive Award. Individuals serving as Board members will not be liable in any way to any Participant or his designated beneficiaries as a result of decisions rendered in the proper administration of the Plan.

4.   PARTICIPATION
     -------------

     In addition to the CEO, Participants in the Plan are those executives who have a major impact on the overall operations of the Company and/or Subsidiary. The Board may add or delete Participants from the Plan at any time.

     Participants who terminate due to death, disability, or retirement during a Plan Year, will have their participation for the year of termination determined on an individual basis by the Board. All other Participants who terminate during that year will forfeit their awards for the entire Year.

     Individuals employed in the Plan Year will have their participation for the year determined on an individual basis by the Board.

     Participants who have responsibility changes during the year or who enter or exit the Plan will have their award adjusted on a pro rata basis determined by the time spent in each position of responsibility.

     Participants are to be approved by the Board prior to the beginning of the Year during which they are a Participant.


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
     5.    RESPONSIBILITY FACTOR PERCENTAGE
           --------------------------------

     Each Participant will be assigned a Responsibility Factor Percentage for calculation of the Incentive Award. This percentage will be based on each Participant's level of responsibility and potential impact on corporate profitability. Assignment of the Responsibility Factor
     Percentage will be approved by the Board prior to the beginning of each Plan Year. Assigned Responsibility Factor Percentages by Participant class appear below.

        Level       Participants                                    % of Salary
        -----       ------------                                    -----------

           I.       Chairman and Chief Executive Officer . . . . . . . . . . 60
          II.       Executive Vice Presidents (Magna). . . . . . . . . . . . 45
         III.       Community Presidents
                       Assets Over $400M . . . . . . . . . . . . . . . . . . 35
                       Assets Over $100M - $399M . . . . . . . . . . . . . . 30
                       Assets Under $100M. . . . . . . . . . . . . . . . . . 25
          IV.       Regional Loan Managers . . . . . . . . . . . . . . . . . 35
           V.       Subsidiary Presidents. . . . . . . . . . . . . . . . . . 30
          VI.       Other Selected Executives. . . . . . . . . . . . . . . . 25
         VII.       Subsidiary Officers. . . . . . . . . . . . . . . . . . . 20
        VIII.       New Participants . . . . . . . . . . . . . . . . . . . . 10

     If a Participant changes positions during the year such that the Responsibility Factor Percentage is changed, the award target will be pro rated amounts to reflect the time served in each position.

6.   PERFORMANCE PERCENTAGE
     ----------------------

     A Participant's annual Incentive Award is determined based on two factors:
     1) Company Performance and 2) Individual Performance. Magna Trust
     Company and MGI-Investments participants have an additional factor based upon their Subsidiary Performance.

     Each Participant is assigned Entity Designation Percentages which determine the portion of his Incentive Award which is derived from Company Performance, Subsidiary Performance and Individual Performance. The assignments for 1996 are shown on the following page.


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
                                 Percentage of Incentive Award Determined by:

                                           Company        Individual       Subsidiary
                                         Performance      Performance      Performance
                                         -----------      -----------      -----------

             I.  Chairman, CEO,               80               20
                  and EVP's

            II.  Corporate Officers           80               20

           III.  Magna Staff Officers         80               20

            IV.  Magna Sales Officers         80               20

             V.  Magna Trust Company          20               20               60
                  and MGI Investments

     Entity Designation Percentages shall be reviewed annually and updated prior to the beginning of the Plan Year.

     Performance goals for the Company and Subsidiaries are based upon the earnings projections as approved by the Board, which may be adjusted during the Plan Year at the Board's discretion. Company Performance is based on EPS. Performance indices shall be prepared to establish the award levels corresponding to various performance levels.

     The CEO will have the responsibility of recommending several Individual Performance goals for each Executive Vice President. Each Executive Vice President will, in turn, recommend several Individual Performance goals for his officers who are Participants.

     All Individual Performance goals will be reviewed for approval by the Board and communicated to the Participants in order to allow them sufficient time to focus on these objectives.

7.   CALCULATION OF INCENTIVE AWARD
     ------------------------------

     The Incentive Award is equivalent to the Company Performance Percentage plus the Individual Performance Percentage times the Participant's Responsibility Factor Percentage times the Participant's Base Salary for the Plan Year.

     At the discretion of the CEO, each Participant's calculated award may be reduced or increased by maximum of twenty percent (20%) of the award amount to reflect the quantity and quality of Individual Effort.


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     However, no Incentive Awards will be paid if the Company does not achieve a minimum performance level, defined as 95% of the EPS target.

8.   PAYMENT OF AWARD
     ----------------

     Incentive Awards shall be payable as soon as practicable after the end of the Plan Year, following verification of the accuracy of all awards by the Company's external auditor and approval of the Board. Participants will receive payment in two forms: 75% of the Incentive Award will be paid in cash and 25% of the Incentive Award will be paid in restricted shares of Magna common stock. The number of shares will be based on the average closing price of stock the last 20 trading days of the plan year. However, if the number of shares to be distributed to an individual is determined to be less than 10, the full award will be paid in cash. Dividends and voting rights will be passed through to Participants immediately; however, Participants may not sell the shares for five years, when the restrictions lapse. Magna Group, Inc. is not liable for payment of any interest upon any Incentive Award.

9.   TERMINATION OF EMPLOYMENT
     -------------------------

     In the event that a Participant shall cease to be employed by the Company or any Subsidiary during the Plan Year for any reason other than death, disability or retirement, then such Participant shall forfeit all rights to receive Incentive Awards that would otherwise be calculated for the Plan Year. In the event a Participant terminates by reason of death, disability or retirement, his participation and Incentive Award calculation shall be determined in the discretion of the Board. The Board shall also determine what terminations shall constitute disability or retirement.

11.  MISCELLANEOUS PROVISIONS
     ------------------------

     A. The granting of Incentive Awards to Participants under the provisions of the Plan represents only an interest to receive compensation. Nothing in the Plan shall be deemed to give any Participant or any person or entity claiming under or through him, any contract or right to participate in the benefits of the Plan. Furthermore, the Plan grants no right to, or interest in, either express or implied, any equity position or ownership in the Company or any Subsidiary.

     B. The Plan is not a contract of employment. Accordingly, neither the establishment of the Plan nor the awarding of any Incentive Awards under the Plan shall interfere with or limit in any way the right of the Company, or Subsidiary, as the case may be, to terminate any Participant's employment, nor confer upon any Participant any right to continue in the employ of the Company or Subsidiary.

     C. The Board may at any time terminate the Plan, and from time to time may amend or modify it, provided that no such action shall adversely affect any


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           right or obligation with respect to any Incentive Awards
           theretofore granted.

     D. A Participant's rights, benefits, and interest under the Plan shall not be subject to alienation, assignment, transfer, garnishment, execution or levy of any kind.

     E. Payments under the Plan shall be subject to applicable federal, state, and local tax withholding requirements.

     F. The Plan shall be unfunded. The Company shall not be required to segregate any assets to pay Incentive Awards. Any liability of the Company to pay any Participant with respect to Incentive Awards shall be based solely upon the written provisions of this Plan; no such obligation shall be deemed to be secured by any pledge or encumbrance on any property of the Company.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed in
its name and behalf on this     17th     day of    January   , 19 96 by its
                            ------------        -------------     --
officers thereunto duly authorized.

                                      MAGNA GROUP, INC.

                                      By: /s/ G. Thomas Andes
                                         -----------------------------
                                          G. Thomas Andes
                                          Chairman of the Board and
                                          Chief Executive Officer


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                                ADDENDUM

                        Annual Award Calculation
                        ------------------------


A Participant's Incentive Award is determined by the achievement of annual goals subject to organizational and environmental constraints. At the beginning of the Plan Year each Participant will develop mutually acceptable goals with the executive to whom he reports.

A.   COMPANY PERFORMANCE PERCENTAGE
     ------------------------------

     The Company goal will be established at the beginning of the Plan Year and communicated to the management team.

     Company performance awards will be based on EPS. A performance index will be established and award levels will be determined by straight-line interpolation between minimum and maximum performance levels.

B.   INDIVIDUAL PERFORMANCE PERCENTAGE
     ---------------------------------

     The CEO will have the responsibility of recommending several Individual Performance goals for each Executive Vice President. Each Executive Vice President will, in turn, recommend several Individual Performance goals for his officers who are Participants.

     All Individual Performance goals will be reviewed for approval by the Board and communicated to the Participants in order to allow them sufficient time to focus on these objectives.

     As soon as practical after the end of the Plan Year, Individual Performance will be reviewed by the responsible executive to evaluate the level at which individual goals were met. In the case of the CEO, the Board will evaluate performance.

     The evaluator will take into account the accomplishment of goals involving capital to asset ratio, loan delinquencies and loan loss reserve positions, non-interest income and non-interest expense accomplishments, staff utilization, organizational development, management succession planning, employee relations and others, as well as how effectively unforeseen difficulties and unexpected opportunities which developed during the year were addressed. Individual performance should be reviewed at least annually, but more frequently if appropriate.

C.   INCENTIVE AWARD CALCULATION
     ---------------------------

     Incentive Awards are calculated for each Participant in the following manner:


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     Step 1    Performance %
     ------    -------------

               Add the award percentages determined by evaluating Company and Individual Performance:

               (Company Performance Index X Participant %)    +
               (Individual Performance Index X Participant %) = Award % (expressed as a decimal fraction)

     Step 2    Responsibility Factor
     ------    ---------------------

               Multiply the Award % (expressed as a decimal fraction) times
                                                                      -----
               the Responsibility Factor (expressed as a decimal fraction) times the Base Salary to calculate the Incentive Award.
               -----

               -------- X ------------------------ X $------------ = $---------
               (Award %)  (Responsibility Factor)    (Base Salary)   (Incentive
                                                                      Award)

     Step 3    CEO Discretionary Adjustment
     ------    ----------------------------

               Each Participant's calculated award may be reduced or increased by maximum of twenty percent (20%) of the award amount to reflect the quantity and quality of individual efforts.

               Multiply the amount calculated in Step 2 by 0.20. This yields the maximum amount available as a discretionary adjustment.

                     $----------------- X 0.20 = (+-) $-----------------
                      (Incentive Award)           (Discretionary Adjustment)

     Step 4    Add (or subtract) the discretionary award adjustment determined
     ------    in Step 3 to (from) the award basis calculated in Step 2 to determine the total award.

                     $-------------------- +- $-------------- = $------------
                      (Incentive Award)       (Discretionary     (Award)
                                               Adjustment)


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
------------------------------------------------------------------------------
  MAGNA GROUP, INC.
  MAGNA EXECUTIVE INCENTIVE COMPENSATION PLAN
  1996 PERFORMANCE INDICES
------------------------------------------------------------------------------

                            HOLDING            TRUST
                            COMPANY           COMPANY             MGI
------------------------------------------------------------------------------

    MEASURE                   EPS             PRE-TAX         CONTRIBUTION
                                              MARGIN          IN PRE-TAX $$
                              ($)               (%)            (Millions)
------------------------------------------------------------------------------

  MINIMUM


  TARGET


  MAXIMUM

------------------------------------------------------------------------------

  1996 ACTUAL
  PERFORMANCE

------------------------------------------------------------------------------

  PERFORMANCE
  LEVEL

------------------------------------------------------------------------------